EXHIBIT 10.1
EXECUTION COPY
GLOBAL MEMORANDUM OF UNDERSTANDING
REGARDING RESTRUCTURING OF ATARI, INC.
     This GLOBAL MEMORANDUM OF UNDERSTANDING REGARDING RESTRUCTURING OF ATARI, INC. (this “Global MOU”) is made this ___day of December, 2007, between Infogrames Entertainment S.A., a company organized under the laws of France (“IESA”) and Atari, Inc., a Delaware corporation (“Atari”).
     WHEREAS, IESA holds a majority interest in Atari and IESA and Atari are parties to several agreements as further identified below concerning, among other things, the publishing and distribution of certain interactive entertainment software (the “Products”) and the provision of corporate and management services;
     WHEREAS, IESA and Atari are parties to that certain Distribution Agreement dated as of October 2, 2000, as amended and supplemented from time to time (the “2000 Distribution Agreement”), pursuant to which IESA granted to Atari the right to distribute, publish and market in North America (i.e., the United States, Canada and their territories and possessions) Products owned or controlled by IESA in exchange for the consideration set forth therein;
     WHEREAS, IESA and Atari are parties to that certain Distribution Agreement dated as of December 16, 1999, as amended and supplemented from time to time (the “1999 Distribution Agreement” and together with the 2000 Distribution Agreement, the “Distribution Agreements”), pursuant to which Atari granted to IESA the right to distribute, publish and market in all countries comprising Europe, Products owned or controlled by Atari in exchange for the consideration set forth therein;
     WHEREAS, IESA and Atari are parties to that certain Management Services Agreement dated as of March 31, 2006, pursuant to which IESA agreed to provide certain services to Atari in exchange for the consideration set forth therein (the “Management Services Agreement”);
     WHEREAS, IESA and Atari are parties to that certain Services Agreement dated as of March 31, 2006, pursuant to which Atari agreed to provide certain services to IESA for the consideration set forth therein (the “Services Agreement” and together with the Management Services Agreement, the “Existing Intercompany Services Agreements”);
     WHEREAS, IESA and Atari are parties to that certain Production Services Agreement dated as of March 31, 2006 (“PSA”) pursuant to which Atari agreed to furnish certain production services to IESA as identified therein for the consideration set forth therein;
     WHEREAS, as of the date hereof, the Distribution Agreements, the Services Agreements and the PSA remain in full force and effect;
     WHEREAS, IESA, Atari and Atari Interactive, Inc., a Delaware corporation and a wholly owned subsidiary of IESA (“Interactive”), are parties to that certain Trademark License Agreement dated as of September 4, 2003, as amended by Amendment No. 1 Trademark License

Agreement dated as of August 22, 2005 (the “Trademark License”), pursuant to which Interactive licenses certain trademarks to Atari;
     WHEREAS, Atari and FUNimation Productions, Ltd., a Texas limited partnership (“FUNimation”), are parties to that certain Sublicense Agreement dated October 27, 1999 (the “1999 FUNimation Agreement”), and that certain Sublicense Agreement, dated December 31, 2004 (the “2004 FUNimation Agreement”), pursuant to which FUNimation granted to Atari the right to distribute in certain territories certain Products owned or controlled by FUNimation;
     WHEREAS, Atari derives a significant portion of its revenues from the distribution of products under the 1999 FUNimation Agreement and 2004 FUNimation Agreement;
     WHEREAS, pursuant to a letter dated October 19, 2007 from FUNimation to Atari, FUNimation purported to terminate each of the 1999 FUNimation Agreement and the 2004 FUNimation Agreement for the reasons stated therein (the “Termination Letter”);
     WHEREAS, Atari and FUNimation are parties to that certain agreement dated as of April 25, 2003, as amended, pursuant to which FUNimation licenses to Atari certain rights with respect to Yu Yu Hakusho (the “YYH Agreement”);
     WHEREAS, pursuant to an invoice dated June 18, 2007, and a corrected invoice dated July 6, 2007 (collectively, the “Invoices”), FUNimation has asserted that Atari owes FUNimation and/or Fuji Creative Corporation certain outstanding royalty payments under the YYH Agreement with respect to Yu Yu Hakusho (the “YYH Claims”);
     WHEREAS, following its receipt of the Termination Letter and Invoices, Atari and FUNimation engaged in good faith negotiation in an effort to resolve the matters raised in the Termination Letter and Invoices, which negotiations resulted in the execution by Atari and FUNimation of the DBZ Settlement Agreement and Release dated as of the date hereof (the “DBZ Settlement Agreement”) and the YYH Settlement Agreement and Release dated as of the date hereof (the “YYH Settlement Agreement” and together with the DBZ Settlement Agreement, the “Settlement Agreements”) true and correct copies of which are annexed hereto as Exhibits E and F, respectively (the “Settlement Agreements”);
     WHEREAS, pursuant to the DBZ Settlement Agreement, among other things, Atari has agreed to pay to FUNimation $2,706,546.52 million representing accrued and unpaid royalties and reasonable auditor’s and attorneys’ fees incurred by FUNimation (the “DBZ Settlement Payment”), in exchange for which, among other things, FUNimation has agreed to withdraw the Termination Letter and give Atari the releases and other consideration set forth therein;
     WHEREAS, pursuant to the YYH Settlement Agreement, among other things, Atari has agreed to pay to FUNimation $338,084.66 in settlement of the YYH Claims (the “YYH Settlement Payment” and together with the DBZ Settlement Payment, the “Settlement Payments”) in exchange for which, among other things, FUNimation has agreed to give Atari the releases and other consideration set forth therein;

     WHEREAS, it is a condition to the effectiveness of the Settlement Agreements that IESA agree to issue in favor of FUNimation a limited reimbursement in the event Atari becomes the subject of a proceeding under Title 11 of the United States Code (the “Bankruptcy Code”) in which Atari, any trustee or third party with standing seeks to avoid and recover the Settlement Payments;
     WHEREAS, Atari is engaged in a restructuring of its finances and business operations in an effort to stabilize its business and return it to profitability (the “Restructuring”);
     WHEREAS, in connection with its Restructuring, Atari has developed a business plan under which Atari will function primarily as a distributor of products developed by third-parties or with respect to which, third-parties hold the exploitation rights, and will no longer be involved in the development and production of its own Products (the “Business Plan”);
     WHEREAS, a copy of Atari’s short term budget and projections for fiscal year 2009, underlying the Business Plan are annexed hereto as Schedule 1;
     WHEREAS, the budget and projections have been prepared by management in good faith based on assumptions and projections believed by management to be reasonable in all material respects as of the date hereof;
     WHEREAS, the implementation of the Business Plan requires substantial modifications and reworking of the existing agreements between IESA and Atari, including the Distribution Agreements, the Existing Intercompany Services Agreements and the termination of the PSA;
     WHEREAS, the consummation of the Settlement Agreement is an integral component of the Business Plan;
     WHEREAS, to execute the Business Plan and satisfy its obligations under the Settlement Agreement, Atari will require a waiver and amendment to the Credit Agreement (as defined below), substantially in the form annexed hereto as Exhibit H;
     WHEREAS, Atari has requested IESA’s assistance and support with respect to the modification and reworking of the intercompany agreements and that IESA furnish the limited reimbursement required under the Settlement Agreement;
     WHEREAS, subject to the terms and conditions set forth herein, IESA has agreed to provide such assistance and support and to enter into the limited reimbursement required under the Settlement Agreement; and
     WHEREAS, IESA and Atari desire to enter into this Global MOU to set forth the parties respective obligations in furtherance of Atari’s Restructuring and Business Plan.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IESA and Atari hereby agree as follows:

     1. Distribution Agreements: On or before December ___, 2007 (the “Execution Date”), IESA and Atari shall execute and deliver the Short Form Distribution Agreement, in substantially the form annexed hereto as Exhibit A. Among other things, the Short Form Distribution Agreement shall, in accordance with the terms thereof, terminate, supercede and replace the Distribution Agreements and shall provide the terms and conditions under which Atari will act as IESA’s exclusive distributor in the United States and Canada for certain Products developed by or on behalf of IESA, the rights to which are owned or licensed to IESA.
     2. Intercompany Services Agreement: On or before the Execution Date, IESA, Interactive, Humongous, Inc. and Atari shall execute and deliver the Intercompany Services Agreement, in substantially the form annexed hereto as Exhibit B. Among other things, the Intercompany Services Agreement, shall in accordance with the terms thereof, terminate, supersede and replace the Existing Intercompany Services Agreements.
     3. Termination and Transfer of Assets Agreement. On or before the Execution Date, IESA, Interactive and Atari shall execute and deliver the Termination and Transfer of Assets Agreement, in substantially the form annexed hereto as Exhibit C. Among other things, the Termination and Transfer and Assets Agreement provides for the termination of the PSA in accordance with the terms thereof.
     4. QA Services Agreement. On or before the Execution Date, IESA, Interactive, Humongous, Inc. and Atari shall execute and deliver the QA Services Agreement, in substantially the form annexed hereto as Exhibit D. Among other things, the QA Services Agreement shall provide for the furnishing by Atari of certain quality assurance services.
     5. Settlement Agreements. Atari represents and warrants that fully executed and true and correct copies of the DBZ Settlement Agreement and YYH Settlement Agreement are annexed hereto as Exhibit E and Exhibit F, respectively. Atari expressly acknowledges, that in exchange for the Settlement Payments, it will receive equivalent and contemporaneous value under the Settlement Agreements, including but not limited to, the withdrawal of the Termination Letter, the resolution of the claims asserted in the Termination Letter and Invoices, certain amendments to the 2004 FUNimation Agreement, and the releases set forth in the Settlement Agreements. Atari further represents and warrants that upon the full execution and delivery of the FUNimation Reimbursement (as defined below) by IESA and FUNimation, the Settlement Agreements will be in full force and effect.
     6. FUNimation Reimbursement Agreement. On the Effective Date (as defined below), IESA will execute the reimbursement contemplated by the Settlement Agreement in favor of FUNimation in the form annexed hereto as Exhibit G (the “FUNimation Reimbursement”). The FUNimation Reimbursement shall be of no force and effect, unless and until, it is executed by FUNimation and delivered to IESA by FUNimation.
     7. Conditions to Effectiveness. IESA and Atari acknowledge and agree that none of the transactions contemplated by this Global MOU, including the Short Form

Distribution Agreement, the Intercompany Services Agreement, the Termination and Transfer of Assets Agreement and the QA Services Agreements, shall be effective unless and until (i) each such agreement shall have been executed and delivered by the parties hereto and any other parties thereto and delivered to the other party or parties, as applicable; (ii) Atari, Blue Bay High Yield Investments (Luxembourg) S.A.R.L., as successor administrative agent under the Credit Agreement, dated as of November 3, 2006, as amended and supplemented as of the date hereof (as so amended and supplemented, the “Credit Agreement”), and the Lenders under the Credit Agreement, shall have entered into a Waiver and Amendment to the Credit Agreement in substantially the form annexed hereto as Exhibit H; and (iii) the Settlement Agreements shall be in full force and effect. The date on which such conditions are satisfied shall be deemed the “Effective Date” hereunder.
     8. Atari Representations and Warrantees. Atari represents and warrants to IESA that (i) Atari is a corporation duly organized, validly existing and in good standing under the law of Delaware and has all requisite power and authority to execute, deliver and perform its obligations under this Global MOU and the agreements contemplated hereunder; (ii) the execution, delivery and performance by Atari of this Global MOU have been duly authorized by all necessary corporate action of Atari; and (iii) this Global MOU constitutes the legal, valid and binding obligation of Atari, enforceable against Atari in accordance with its terms. Atari further represents and warrants that it has been represented by independent and experienced counsel and financial advisors in connection with this Global MOU and the transactions contemplated hereunder and under the Restructuring.
     9. IESA Representations and Warrantees. IESA represents and warrants to Atari that (i) IESA is a company duly organized, and validly existing and in good standing under the laws of France and has all requisite power and authority to execute, deliver and perform its obligations under this Global MOU and the agreements contemplated hereunder; (ii) the execution, delivery and performance by IESA of this Global MOU has been duly authorized by all necessary corporate action of IESA; and (iii) this Global MOU constitutes the legal, valid and binding obligation of IESA, enforceable against IESA in accordance with its terms. IESA further represents and warrants that it has been represented by independent and experienced counsel in connection with this Global MOU and the transactions contemplated hereunder and under the Restructuring.
     10. Trademark License. During the third fiscal quarter of 2008, IESA will meet with Atari for the purpose of discussing an extension of the termination date of the Trademark License. At such time, and provided Atari has stabilized its business and is meeting its financial projections, IESA will in good faith consider a reasonable extension of the Trademark License, but will be under no obligation to do so.
     11. Choice of Law. The validity, construction and enforceability of this Global MOU shall be governed by and construed in accordance with the laws of New York, without reference to the conflicts of laws provisions thereof. The transactions and agreements contemplated by this Global MOU and the Exhibits annexed hereto shall be governed by the law set forth therein.

     12. Other Terms. The terms contained in this Global MOU and the Exhibits hereto constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties with respect to the subject matter of this Global MOU. The recitals set forth in this Global MOU constitute an integral part of this Global MOU. No agreement or understanding purporting to amend any provision of this Global MOU shall be effective or binding upon either party unless set forth in a written document which expressly refers to this Global MOU and which is signed on behalf of each party. The parties are independent contractors, and nothing contained in this Global MOU or done in furtherance hereof shall constitute either party as the agent of the other party for any purpose.
     13. Parent Subsidiary Relationship. Except as otherwise set forth in this Global MOU, or the Exhibits and other documents executed pursuant hereto or thereto, nothing set forth herein shall, or be deemed to, affect each of IESA’s and Atari’s obligations to the other party under their contractual obligations and under applicable law.
     14. COUNTERPARTS. This Global MOU may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.
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     IN WITNESS WHEREOF, IESA and Atari have caused this Global MOU to be executed and delivered by its duly authorized officer as of the date first set forth above.

ATARI, INC.,
a Delaware corporation,

By:	/s/ Curtis Solsvig

Name:	Curtis Solsvig

Title:	Chief Restructuring Officer

INFOGRAMES ENTERTAINMENT S.A.

By:	/s/ Patrick Leleu

Name:	Patrick Leleu

Title:	President and Chief Executive Officer